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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01680 and 333-27151) of Premier Laser Systems, Inc. of our report dated May 17, 1996 appearing on page 26 of this Amendment No. 1 to Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the two years ended March 31, 1996 listed in the accompanying index when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.

PRICE WATERHOUSE LLP

Costa Mesa, California
June 17, 1997